UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Plains Exploration & Production Company

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Item 9.	Regulation FD Disclosure	1

Signatures		2

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Item 9. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Representatives of Plains Exploration & Production Company (“PXP”) intend to make a presentation on April 21, 2004 at the IPAA 2004 Oil and Gas Symposium in New York City, NY. On the morning of April 21, 2004, the presentation materials will be made available for viewing on the Company’s website at www.plainsxp.com. PXP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 20, 2004	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel and Secretary

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